EXHIBIT (J)

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Shareholders and Board of Trustees of Ivy International Fund (the "Fund"):


                  In our opinion, the accompanying statement of assets and liabilities, including the portfolio of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the Fund at December 31, 1999, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the periods presented, in conformity with accounting principles generally accepted in the United States. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities owned at December 31, 1999 by correspondence with the custodian, provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Fort Lauderdale, Florida
February 4, 2000


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                                                            EXHIBIT (J) (CONT'D)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

          We hereby consent to the incorporation by reference and inclusion in this Post-Effective Amendment No. 117 to the Registration Statement on Form N-1A (File No. 2-17613, hereafter the "Registration Statement") of our report dated February 4, 2000, relating to the financial statements and financial highlights of Ivy International Fund which appear in the December 31, 1999 Annual Report to Shareholders, which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Auditors" in such Registration Statement.

PricewaterhouseCoopers LLP

Fort Lauderdale, Florida
June 29, 2000